UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aon plc	Aon Corporation

(Exact name of each registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

98-1030901 (I.R.S. employer identification number)	36-3051915 (I.R.S. employer identification number)

8 Devonshire Square London, England EC2M 4PL	200 East Randolph Street Chicago, Illinois 60601 United States of America

(Address of each registrant’s principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.500% Senior Notes Due 2024	New York Stock Exchange
4.600% Senior Notes Due 2044	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-183686

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.                                                         Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Description of the Securities” on pages S-18 through S-25 of the Prospectus Supplement dated May 20, 2014 and “Description of Debt Securities and Guarantees” on pages 11 through 27 of the Prospectus dated August 31, 2012, each of which forms part of the registration statement on Form S-3 (Registration Statement No. 333-183686) of Aon plc, which information is incorporated by reference and made part of this registration statement in its entirety.

Item 2.                                                         Exhibits.

The securities to be registered hereunder are expected to be listed on the New York Stock Exchange, the exchange on which certain other securities of Aon plc are currently listed. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Securities and Exchange Commission in connection with this Registration Statement:

1.1                                     Prospectus Supplement dated May 20, 2014 and Prospectus dated August 31, 2012 (incorporated by reference to the filing under Rule 424(b)(5) (Registration Statement No. 333-183686) filed by Aon plc on May 21, 2014)

1.2                                     Indenture dated as of May 24, 2013 between Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Aon plc on May 24, 2013)

1.3                                     Form of 3.500% Senior Note due 2024 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Aon plc on May 27, 2014)

1.4                                     Form of 4.600% Senior Note due 2044 (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by Aon plc on May 27, 2014)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AON plc

By:	/s/ Paul Hagy
Name: Paul Hagy
Title: Senior Vice President and Treasurer

AON CORPORATION

By:	/s/ Matthew M. Rice
Name: Matthew M. Rice
Title: Vice President and Secretary

Dated:  May 27, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1.

Prospectus Supplement dated May 20, 2014 and Prospectus dated August 31, 2012 (incorporated by reference to the filing under Rule 424(b)(5) (Registration Statement No. 333-183686) filed by Aon plc on May 21, 2014)

1.2

Indenture dated as of May 24, 2013 between Aon plc, Aon Corporation and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by Aon plc on May 24, 2013)

1.3	Form of 3.500% Senior Note due 2024 (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Aon plc on May 27, 2014)

1.4	Form of 4.600% Senior Note due 2044 (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed by Aon plc on May 27, 2014)